EXHIBIT 21.1
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SUBSIDIARIES OF THE COMPANY


                                                           Company's
                                             Jurisdiction  Percentage
Name of Subsidiary                         of IncorporationOwnership
------------------                         --------------------------

AMLI Residential Properties, L.P. . . . .      Delaware        85%
  A.   AMLI Residential Construction, Inc.     Delaware        95%
  B.   AMLI Institutional Advisors, Inc..      Illinois        95%
  C.   AMLI Management Company. . . . . .      Delaware        95%
  D.   Laurel Park Venture. . . . . . . .      Georgia        100%
  E.   Pleasant Hill Joint Venture. . . .      Georgia         40%
  G.   AMLI Foundation Co-Investors-II,
         L. P. .. . . . . . . . . . . . .      Delaware        15%
  H.   AMLI at Champions, L.P.  . . . . .      Texas           15%
  I.   AMLI at Windbrooke, L.P. . . . . .      Illinois        15%
  J.   AMLI at Willeo Creek, L.P. . . . .      Georgia         30%
  K.   Barrett Lakes, L.L.C.. . . . . . .      Delaware        35%
  L.   AMLI at Chevy Chase, L.P.. . . . .      Illinois        33%
  M.   AMLI at Willowbrook, L.P.. . . . .      Illinois        40%
  N.   AMLI at River Exchange, L.L.C. . .      Delaware        40%
  O.   Acquiport/Aurora Crossing, L.P.. .      Delaware        25%
  P.   Acquiport/Fossil Creek, L.P. . . .      Delaware        25%
  Q.   AMLI at Danada, L.L.C. . . . . . .      Illinois        10%
  R.   AMLI at Verandah, L.P. . . . . . .      Delaware        35%
  S.   Gardner Drive Limited Liability
       Company. . . . . . . . . . . . . .      Delaware        35%
  T.   AMLI at Regents Crest, L.P.. . . .      Delaware        25%
  U.   Park Creek - Gainesville, L.L.C. .      Georgia        100%
  V.   Timberglen, L.P. . . . . . . . . .      Delaware        40%
  W.   Lantana Apartments, Ltd. . . . . .      Texas          100%
  X.   Windsor Plano Partners, Ltd. . . .      Texas          100%
  Y.   AMLI at Conner Farms, L.P. . . . .      Delaware       100%
  Z.   Clairmont, L.P.. . . . . . . . . .      Delaware       100%
  AA.  Wells Oakhurst, L.P. . . . . . . .      Delaware        25%
  AB.  AMLI Parkway, L.P. . . . . . . . .      Texas           25%
  AC.  AMLI Castle Creek, L.P.. . . . . .      Delaware        40%
  AD.  Acquiport/Clearwater, L.P. . . . .      Delaware        25%
  AE.  AMLI Creekside, L.P. . . . . . . .      Delaware        25%
  AF.  AMLI Deerfield, L.P. . . . . . . .      Texas           25%
  AG.  Acquiport/Wynnewood, L.P.. . . . .      Delaware        25%
  AH.  Landmark on Spring Mill LLC. . . .      Arizona         20%
  AI.  AMLI at Mill Creek, LLC. . . . . .      Delaware        35%
  AJ.  Park Creek - Old Mill, L.P.. . . .      Georgia         75%
  AK.  Aquiport/St. Charles, L.P. . . . .      Delaware        25%
  AL.  Aquiport/Monterey Oaks, L.P. . . .      Delaware        25%
  AM.  Aquiport/Park Bridge, L.P. . . . .      Delaware        25%
  AN.  AMLIWS Summit Ridge, LLC . . . . .      Missouri        25%
  AO.  AMLI/BPMT Prestonwood Hills
       Partnership. . . . . . . . . . . .      Delaware        45%
  AP.  AMLI/BPMT on the Green Partnership      Delaware        45%
  AQ.  Prestonwood Hills REIT II. . . . .      Maryland        44%
  AR.  On the Green REIT II . . . . . . .      Maryland        44%
  AS.  AMLI at Oakbend, L.P.. . . . . . .      Delaware        40%
  AT.  AMLI/BMPT Midtown Partnership. . .      Delaware        45%
  AU.  AMLI/BMPT Frankford Partnership. .      Delaware        45%
  AV.  AMLI/BMPT Scofield Partnership . .      Delaware        45%
  AW.  AMLI/BMPT Breckinridge Partnerships     Delaware        45%
  AX.  Midtown REIT . . . . . . . . . . .      Maryland        44%
  AY.  Frankford REIT . . . . . . . . . .      Maryland        44%
  AZ.  Scofield REIT. . . . . . . . . . .      Maryland        44%



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SUBSIDIARIES OF THE COMPANY - CONTINUED


                                                           Company's
                                             Jurisdiction  Percentage
Name of Subsidiary                         of IncorporationOwnership
------------------                         --------------------------
  BA.  Breckinridge REIT. . . . . . . . .      Maryland        44%
  BB.  AMLI at Cambridge Square, LLC. . .      Kansas          30%
  BC.  AMLI at Peachtree City, LLC. . . .      Georgia         20%
  BD.  Acquiport Kings Harbor L.P.. . . .      Delaware        25%
  BE.  AMLI at Milton Park, LLC . . . . .      Georgia         25%
  BF.  AMLI/BMPT Towne Square Partnerships     Delaware        45%
  BG.  Towne Square REIT. . . . . . . . .      Maryland        44%
  BH.  AMLI at Lowry Estates, L.P.. . . .      Delaware        50%
  BI.  AMLI at Peachtree City-Phase I, LLC     Georgia         20%
  BJ.  AMLI at Peachtree City-Phase II, LLC    Georgia         20%
  BK.  AMLI Residential Construction, LLC      Delaware        95%